Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SUNBELT RENTALS HOLDINGS, INC.

A Delaware Corporation

ARTICLE I

OFFICES

Section 1.01 Registered Office and Registered Agent. The registered office and registered agent of Sunbelt Rentals Holdings, Inc. (the “Corporation”) is designated in the Amended and Restated Certificate of Incorporation of the Corporation (as amended, restated, modified and/or supplemented from time to time, the “Certificate of Incorporation”).

Section 1.02 Other Offices. The Corporation may have other offices, both inside and outside the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either inside or outside the State of Delaware, or in whole or in part by means of remote communication as authorized under the General Corporation Law of the State of Delaware (“DGCL”), as shall be designated from time to time by resolution of the Board and stated in the notice of meeting. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation.

Section 2.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws (as amended, restated, modified and/or supplemented from time to time, the “Bylaws”) shall be held at such date, time and place, if any, as shall be determined by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.03 Special Meetings.

(a) Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i) by the Chair of the Board (as defined below) or the Chief Executive Officer (as defined below) of the Corporation;

(ii) by the Corporate Secretary (as defined below) of the Corporation, within 10 calendar days after receipt of a request in writing or by electronic transmission of a majority of the members of the Board then in office; or

(iii) by the Corporate Secretary of the Corporation, in accordance with Section 2.03(c) and Section 2.05 of these Bylaws, after receipt of one or more valid written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.03 from stockholders of record who collectively Own (as defined below), in the aggregate, at least 25% of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) then entitled to vote on the matter or matters to be brought before the proposed special meeting (any meeting called pursuant to this clause (iii), a “Stockholder Requested Special Meeting”) (each such stockholder of record, a “Requesting Stockholder”).

(b) Notice. A request to the Corporate Secretary for a Stockholder Requested Special Meeting (a “Special Meeting Request”) shall be delivered to the Corporate Secretary at the Corporation’s principal executive offices and signed and dated by each of the Requesting Stockholders entitled to vote on the matter or matters proposed to be brought before the proposed special meeting that collectively Own the Requisite Percentage, or by one or more Qualified Representatives (as defined below) of such Requesting Stockholders, requesting the Stockholder Requested Special Meeting and shall set forth:

(i) a brief description of each matter of business desired to be brought before the Stockholder Requested Special Meeting;

(ii) the reasons for conducting such business at the Stockholder Requested Special Meeting;

(iii) the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv) the information required by Section 2.12(b) of these Bylaws (for stockholder nominations), Section 2.12(c) of these Bylaws (for all other stockholder proposals), as applicable, Section 2.12(d) and Section 2.12(f) of these Bylaws, which in each case, for the avoidance of doubt, shall be further updated and supplemented in compliance with Section 2.13(a) of these Bylaws;

(v) evidence reasonably satisfactory to the Corporation that the Requesting Stockholders collectively Own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Corporate Secretary; and

(vi) as to each Requesting Stockholder, a signed affidavit by each such person (A) stating the number of shares of the Corporation then entitled to vote on the matter or matters to be brought before the Stockholder Requested Special Meeting that it Owns as of the date such Special Meeting Request and (B) agreeing to (1) continue to Own at least such number of shares of the Corporation then entitled to vote on the matter or matters proposed to be brought before the Stockholder Requested Special Meeting through the date of the Stockholder Requested Special Meeting and (2) update and supplement such affidavit and the information provided pursuant to Sections 2.03(b)(iv) and 2.03(b)(v) of these Bylaws; provided, that in the event of any decrease in the number of shares of the Corporation entitled to vote on the matter or matters proposed to be brought before the Stockholder Requested Special Meeting Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percentage.

(c) Time and Date. A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the date of any such Stockholder Requested Special Meeting (the “Stockholder Requested Special Meeting Date”) shall be not more than 90 days after a valid Special Meeting Request is received by the Corporate Secretary (or, in the event of any litigation related to the validity of the Special Meeting Request, 90 days after the final, non-appealable resolution of such litigation). At any Stockholder Requested Special Meeting, the chair of the meeting, or in advance of any such meeting, the Board, shall determine whether all requirements set forth in this Section 2.03 have been satisfied and, if not, such Stockholder Requested Special Meeting shall not be held. Notwithstanding the foregoing, a Stockholder Requested Special Meeting shall not be held if:

(i) the Special Meeting Request does not comply with this Section 2.03;

(ii) the Board has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Corporate Secretary receives the Special Meeting Request and the Board determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the Special Meeting Request;

(iii) the stated business to be brought before the Stockholder Requested Special Meeting is not a proper subject for stockholder action under applicable law;

(iv) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to the receipt by the Corporate Secretary of the Special Meeting Request (and, for purposes of this Section 2.03(c)(iv), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors);

(v) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”); or

(vi) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting.

(d) Revocation. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Corporate Secretary.

(e) Cancellation. The Board, in its discretion, may cancel a Stockholder Requested Special Meeting if, at any time, the Requesting Stockholders own less than the Requisite Percentage, whether as a result of a revocation pursuant to Section 2.03(d) of these Bylaws, a deemed revocation pursuant to Section 2.03(b)(vi) of these Bylaws or otherwise.

(f) Definitions. For the purposes of this Section 2.03, a stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of the Corporation as to which such person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its Affiliates in any transaction that has not been settled or closed, (B) borrowed by such person or any of its Affiliates for any purposes, (C) purchased by such person or any of its Affiliates pursuant to an agreement to resell or (D) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or Affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or Affiliate. A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person shall be deemed to continue to Own shares during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five Business Days’ (or less) notice, and has delegated any voting power only by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The determination of the extent to which a stockholder or beneficial owner “Owns” any shares of the Corporation for these purposes shall be made by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders. The terms “Owned,” “Ownership” and other variations of the word “Own” shall have a corresponding meaning. As used in these Bylaws, the terms “Affiliate(s)” and “Associate(s)” shall have the meanings attributed to such terms in Rule 12b-2 under the Exchange Act.

Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and, except as provided in this Section 2.04, notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice. Notice of the place (if any), date, hour, record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than 10 days nor more than 60 days before the meeting (unless a different time is specified by law, the Certificate of Incorporation or these Bylaws) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06 Stockholders List. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of the Corporation registered in the name of each stockholder not later than the tenth day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal executive offices of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07 Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. The chair of the meeting shall have the power to recess, reschedule, postpone and/or adjourn meetings of stockholders for any (or no) reason from time to time and, if a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall also have the power, by the affirmative vote of a majority in voting power of the outstanding shares of the Corporation present in person or represented by proxy and entitled to vote at the meeting, to adjourn the meeting from time to time, in the manner provided in Section 2.04 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting reconvened at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board, or such other director or officer of the Corporation designated by the Board, shall act as chair of, and preside at, the meeting. The Corporate Secretary or, in the Corporate Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof;

(f) limitations on the time allotted to questions or comments by participants; and

(g) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting.

The chair of the meeting’s rulings on procedural matters shall be final.

Section 2.09 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the Corporation held by such stockholder. Voting at meetings of stockholders need not be by written ballot.

(b) Election of Directors. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, each director nominee shall be elected by a majority of the votes cast with respect to such director nominee’s election at any meeting for the election of directors at which a quorum is present; provided, that director nominees shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors in a Contested Election (as defined below). For purposes of these Bylaws, a “majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee, and “abstentions” and “broker non-votes” shall not be counted as votes cast with respect to that director nominee’s election, and a “Contested Election” means an election of directors at a meeting of stockholders at which a quorum is present where (x) the Corporate Secretary receives notice that one or more stockholders have proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for stockholder nominations set forth in these Bylaws, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements, and (y) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder or stockholders on or prior to the date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) with the U.S. Securities and Exchange Commission.

(c) Other Matters. Unless a different or minimum vote is required or provided for such matter by law, applicable stock exchange rule or other applicable rule, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the required vote for such matter, any matter, other than the election of directors, brought before any meeting of stockholders at which a quorum is present shall be decided by the affirmative vote of the majority in voting power of outstanding shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him, her or it as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a writing or transmission authorized by this Section 2.09(d) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Corporate Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Corporation shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.11 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. The number of nominees a Proposing Stockholder (as defined below) may nominate on its own behalf (or in the case of one or more Proposing Stockholders giving the notice on behalf of a beneficial owner, the number of nominees such Proposing Stockholders may collectively nominate for election on behalf of such beneficial owner) for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any duly authorized committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board or any duly authorized committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Corporate Secretary, on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and at the time of such meeting, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 2.12 and Section 2.13(a) of these Bylaws.

In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii) of these Bylaws, a Proposing Stockholder must have given timely notice thereof pursuant to this Section 2.12 in writing to the Corporate Secretary. To be timely, a Proposing Stockholder’s notice for an annual meeting must comply with the requirements of this Section 2.12 (including the updating and supplementing requirements set forth under Section 2.13(a) of these Bylaws) and must be delivered to the principal executive offices of the Corporation: (A) if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting, not later than the close of business on the 120th day, nor earlier than the 150th day prior to the first anniversary of the previous year’s annual meeting (which prior year’s annual meeting shall, for purposes of the Corporation’s first annual meeting of stockholders to be held in 2026, be deemed to have occurred on September 5, 2025); and (B) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the 150th day prior to the annual meeting and not later than the close of business on the later of: (1) the 120th day prior to the annual meeting and (2) the 10th day following the first date of Public Disclosure (as defined below) of the date of such meeting. In no event shall the Public Disclosure of any adjournment, recess, rescheduling or postponement of an annual meeting commence a new notice time period (or extend any notice time period). Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Disclosure by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least 10 days prior to the last day a Proposing Stockholder may deliver a notice of nominations in accordance with the third sentence of this paragraph, a Proposing Stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which Public Disclosure of such increase is first made by the Corporation.

Solely for the purposes of Section 2.03, Section 2.12 and Section 2.13 of these Bylaws: (a) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by law or executive order to be closed in New York, New York; (b) the “close of business” means 5:00 p.m. local time at the Corporation’s principal executive offices, and if an applicable deadline falls on the “close of business” on a day that is not a Business Day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding Business Day; (c) “delivered” shall mean and require both (i) hand delivery, overnight courier service or by United States certified or registered mail, return receipt requested, in each case to the Corporate Secretary at the principal executive offices of the Corporation, and (ii) email or electronic transmission to the Corporate Secretary; (d) “Holder(s)” means a Proposing Stockholder and/or the beneficial owner, if any, on whose behalf any business (including, but not limited to, director nominations) is proposed to be brought at any meeting of the stockholders of the Corporation; (e) “Proposing Stockholder” means a stockholder or stockholders of record intending to propose any business (including, but not limited to, director nominations) at any meeting of the stockholders of the Corporation, including, but not limited to, any Requesting Stockholder; (f) “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the U.S. Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (g) “Qualified Representative” of a stockholder means a duly authorized officer, director, employee or agent of such stockholder or a person authorized by a writing executed in compliance with Section 2.09(d) of these Bylaws and delivered to the Corporation prior to the presentation of such matters at the meeting; (h) “Short Interest” means any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, on the one hand, and any person, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation; and (i) “Stockholder Associated Person” of any Holder means any Affiliate or Associate of such Holder.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board pursuant to Section 2.12(a)(iii) or Section 2.12(e) of these Bylaws, to be in proper form, a Proposing Stockholder’s notice to the Corporate Secretary must set forth or include, as to each individual, if any, whom the Proposing Stockholder proposes to nominate for election or reelection to the Board:

(i) the name, age, business address and residential address of such proposed nominee;

(ii) the business experience during the past five years of such proposed nominee, including such person’s principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of such proposed nominee’s responsibilities and level of professional competence as may be sufficient to permit assessment of such prior business experience;

(iii) the Specified Information of such proposed nominee and any Affiliate or Associate of such proposed nominee;

(iv) a complete and accurate description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person, on the one hand, and such proposed nominee, on the other hand (at present and for the past three years), including, without limitation, a complete and accurate description of all direct and indirect compensation and other monetary agreements, arrangements and understandings between such proposed nominee and such parties (including all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Item 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant);

(v) a complete and accurate, signed written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Corporate Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written statement and agreement (in the form provided by the Corporate Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) executed by such proposed nominee acknowledging that such person:

(A) consents to being named in any proxy statement as a nominee and to serving as a director if elected,

(B) intends to serve as a director for the full term for which such person is standing for election, and

(C) makes the following representations: (1) that such person, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (2) that the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director;

(vi) all other information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(vii) the first date of contact between any Holder and/or Stockholder Associated Person, on the one hand, and such proposed nominee, on the other hand, with respect to the Corporation (including the names of the individuals involved in such contact); and

(viii) the amount and nature of any direct or indirect economic or financial interest of such proposed nominee, or of any immediate family member of such proposed nominee sharing the same residence as such proposed nominee, in any funds or vehicles managed by, under common management with, or affiliated with any Holder or Stockholder Associated Person.

(c) Other Stockholder Proposals. For all business other than director nominations, to be in proper form, a Proposing Stockholder’s notice to the Corporate Secretary must set forth as to each matter the Proposing Stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting;

(ii) the reasons for conducting such business at the meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv) any material interest of such Holder or Stockholder Associated Person in such business, including any anticipated benefit therefrom to such Holder or Stockholder Associated Person;

(v) a description of all agreements, arrangements and understandings between such Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(vi) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(d) Information about Holders. In addition, for all business (including director nominations), to be in proper form, a Proposing Stockholder’s notice to the Corporate Secretary must set forth or include, as to each of the Holders:

(i) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of any other Holder and any Stockholder Associated Person;

(ii) a description of any agreement, arrangement or understanding (whether written or oral) with respect to the applicable nomination and/or proposal between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the applicable nomination and/or proposal is being made and any of their Affiliates or Associates;

(iii) the class and number of shares of the Corporation which are directly or indirectly held of record or beneficially owned by each Holder and any Stockholder Associated Person (beneficially and of record); provided, that for purposes of this Section 2.12, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both);

(iv) a description of any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder and any Stockholder Associated Person, and any Short Interest held by each Holder or any Stockholder Associated Person within the last 12 months in any class or series of the shares or other securities of the Corporation;

(v) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation;

(vi) any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Stockholder Associated Person that are separated or separable from the underlying shares of stock or other security of the Corporation;

(vii) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Stockholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity;

(viii) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any vote to be taken at any meeting of stockholders of the Corporation with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws;

(ix) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation (subclauses (iii)–(ix) of this Section 2.12(d) shall be referred to as the “Specified Information”);

(x) a certification that each Holder and any Stockholder Associated Person, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation;

(xi) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons and/or propose the business specified in the notice;

(xii) a representation as to whether the Proposing Stockholder intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s shares required to elect such proposed nominees and/or approve or adopt any other business proposed to be brought and/or (y) otherwise to solicit proxies from stockholders in support of such nominations or other business proposed to be brought;

(xiii) the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(xiv) the names and addresses of other stockholders (including beneficial owners) known by any Holder or Stockholder Associated Person to provide financial or otherwise material support with respect to such proposals and/or nominations (it being understood that delivery of a revocable proxy with respect to such proposal or nomination shall not in itself require disclosure under this clause (xiv)), and to the extent known the class or series and number of all shares of the Corporation owned beneficially or of record by each such other stockholder or other beneficial owner;

(xv) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any;

(xvi) any other information relating to any Holder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(xvii) a representation by the Proposing Stockholder as to the accuracy of the information set forth in the notice; and

(xviii) a representation by the Proposing Stockholder confirming its intention to notify the Corporation of any defects in, and otherwise update and supplement, the information provided to the Corporation pursuant to this Section 2.12 as required by Section 2.13(a) of these Bylaws.

(e) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose(s) stated by the persons(s) calling the special meeting or, in the case of a Stockholder Requested Special Meeting, the purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any special meeting. In the event that a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, nominations of persons for election to the Board may be made at such special meeting:

(i) by or at the direction of the Board or any committee thereof;

(ii) by the Requesting Stockholder who submitted a valid Special Meeting Request relating to such meeting in accordance and in compliance with Section 2.03 of these Bylaws, but, for the avoidance of doubt, solely to the extent specified; or

(iii) by any stockholder of the Corporation (other than any Requesting Stockholder who submitted a valid Special Meeting Request relating to such meeting in accordance and in compliance with Section 2.03 of these Bylaws that included the election of directors in such valid Special Meeting Request) who (x) is a stockholder of record (I) at the time the notice provided for in this Section 2.12(e) is delivered to the Corporate Secretary, (II) on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (III) at the time of such meeting, (y) is entitled to vote at the meeting and (z) delivers a proper and timely notice that complies with the requirements of this Section 2.12 and Section 2.13(a) of these Bylaws to the Corporate Secretary at its principal executive offices not earlier than on the 150th day prior to such special meeting and not later than the close of business on the later of: (I) the 120th day prior to such special meeting or (II) if Public Disclosure of the special meeting occurs later than 130 days prior to the special meeting, the 10th day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Disclosure of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any notice time period). For the avoidance of doubt, the number of nominees a Proposing Stockholder may nominate for election on its own behalf (or in the case of one or more Proposing Stockholders giving the notice on behalf of a beneficial owner, the number of nominees such Proposing Stockholders may collectively nominate for election on behalf of such beneficial owner) at the special meeting shall not exceed the number of directors to be elected at such special meeting.

(f) Additional Information. The Corporation and the Board may, as a condition to any business (including, but not limited to, director nominations) being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Corporate Secretary within five Business Days of any such request (x) such other information as may be reasonably requested by the Board to determine (I) whether such proposed nominee is qualified under the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director of the Corporation and (II) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence under applicable law, stock exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation or (y) such other information that the Board reasonably determines could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Section 2.13 Updates and Supplements; Effect of Noncompliance.

(a) Updates and Supplements. To be considered timely and in proper form, a Proposing Stockholder’s notice pursuant to Section 2.12 of these Bylaws and any Special Meeting Request (including the accompanying the affidavit) shall be further updated and supplemented, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the applicable meeting and as of the date that is 15 days prior to the applicable meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than five days after the later of (i) the record date for the applicable meeting and (ii) the date of the first Public Disclosure of such record date in the case of the update and supplement required to be made as of the record date, and not later than 10 days prior to the date for the applicable meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of 15 days prior to the applicable meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Proposing Stockholder has delivered to the Corporation a notice relating to director nominations or the Special Meeting Request relates to director nominations, the Proposing Stockholder or Requesting Stockholder, as applicable, shall deliver to the Corporation not later than 10 days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof, evidence reasonably satisfactory to the Corporation that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(b) Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the chair of the meeting, or in advance of any such meeting, the Board, shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws. If any proposed nomination was not made or proposed in compliance with these Bylaws, or other business was not made or proposed in compliance with these Bylaws, then except as otherwise required by law, the chair of the meeting, or in advance of any such meeting, the Board, shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting in accordance with the provisions of these Bylaws, and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to propose business or make nominations at a meeting of stockholders pursuant to Section 2.03 and/or Section 2.12 of these Bylaws does not provide the information required under Section 2.12 or Section 2.13(a) to the Corporation or such stockholder (or a Qualified Representative of the such stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of nominations or other business may have been received by the Corporation. For the avoidance of doubt, if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and such stockholder subsequently either (x) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide evidence reasonably satisfactory to the Corporation that the stockholder has satisfied the requirements of Rule 14a-19 under the Exchange Act), then the nomination of such nominee for election or reelection to the Board will be disregarded and no vote on the election of such proposed nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation).

(c) Rule 14a-8. Section 2.12 and Section 2.13 of these Bylaws shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

ARTICLE III

DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Number of Directors. The number of the directors shall be determined from time to time by resolution adopted by the Board, but shall be no less than two and no more than 15.

Section 3.03 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

Section 3.04 Fees and Expenses. Directors shall receive such fees for their services on the Board and any committee thereof and such reimbursement of their expenses incurred in connection with the discharge of their duties as directors as may be fixed or determined by the Board.

Section 3.05 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board.

Section 3.06 Special Meetings. Special meetings of the Board may be held at such times and at such places as may be determined by the (i) Chair of the Board, (ii) Chief Executive Officer, (iii) lead independent director (if one exists) or (iv) Corporate Secretary on the request in writing or by electronic transmission of a majority of the directors then in office, or the sole director, as the case may be, in each case on at least 24 hours’ notice to each director given by one of the means specified in Section 3.09 of these Bylaws, other than by mail, or on at least two days’ notice if given by mail. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07 Remote Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.

Section 3.08 Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.09 of these Bylaws other than by mail, or at least two days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.09 Notices. Subject to Section 3.06, Section 3.08 and Section 3.10 of these Bylaws, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission.

Section 3.10 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing or by electronic transmission, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or Board committee meeting need be specified in any waiver of notice.

Section 3.11 Organization. At each regular or special meeting of the Board, the Chair of the Board or, in his or her absence, another director or officer selected by the Board, shall preside. The Corporate Secretary shall act as secretary at each meeting of the Board. If the Corporate Secretary is absent from any meeting of the Board, an assistant secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Corporate Secretary and all assistant secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Quorum of Directors. Except as otherwise provided by these Bylaws, the Certificate of Incorporation or required by applicable law, the presence of a majority of the total number of directors on the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

Section 3.13 Action by Majority Vote. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.14 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all directors or members of such Board committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

Section 3.15 Chair of the Board. The Board shall elect one of its members to be its chair (the “Chair of the Board”), which may be an executive chair or a non-executive chair, and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board shall determine. The Board may at any time remove the Chair of the Board from such office. Except as otherwise provided in these Bylaws, the Chair of the Board shall preside at all meetings of the Board and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board.

Section 3.16 Committees of the Board. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have such powers and authority and may authorize the seal of the Corporation to be affixed to all papers that may require it, in each case to the extent so authorized by the Board, as evidenced by the relevant committee charter or otherwise. Unless the Board provides otherwise, at all meetings of such committee, a majority of the members of the committee then serving shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

Section 3.17 Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, even though less than a quorum of the Board. Any director appointed in accordance with the preceding sentence of this Section 3.17 shall hold office until the first annual meeting of the stockholders held after such director’s appointment for the purpose of electing directors and, unless the number of directors is reduced effective at such annual meeting in accordance with the Certificate of Incorporation and Section 3.02 of these Bylaws, until such Director’s successor shall have been elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 3.18 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

ARTICLE IV

OFFICERS

Section 4.01 Position and Election. The officers of the Corporation shall be appointed by the Board and shall include a chief executive officer (the “Chief Executive Officer”), a chief financial officer

(the “Chief Financial Officer”), the General Counsel (the “General Counsel”), a corporate secretary (the “Corporate Secretary”), as well as such other officers as the Board (or any other officer to whom such authority has been delegated by the Board) may from time to time determine including, but not limited to, one or more presidents, vice presidents, treasurers, assistant treasurers and assistant secretaries. The Corporation may also have, at the discretion of the Board, a principal accounting officer or controller or any such other officers as the Board may from time to time deem appropriate or necessary. Any number of offices may be held by the same person, except that no one person may execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 4.02 Term of Office; Removal; Resignation. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal in the manner provided in these Bylaws and in any employment agreement that the Corporation enters into with such officer. Any officer may be removed, either with or without cause, by the Board or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his or her resignation in accordance with the provisions of his or her employment agreement, if any. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled by an appointment made by the Board.

Section 4.03 Powers and Duties. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board (or any other officer to whom such authority has been delegated by the Board). In the absence of such determination, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board.

Section 4.04 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the Board may delegate the powers or duties of such officer to any other officer or to any director.

ARTICLE V

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 5.01 Certificates Representing Shares.

(a) The shares of the Corporation may be represented by certificates or may be uncertificated. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. Any uncertificated shares may be evidenced by a book-entry system maintained by the registrar of such stock. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent.

(b) Any certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, which shall include, without limitation, the Chief Executive Officer, and the Corporate Secretary, as well as such other officers as the Board may from time to time determine including, but not limited to, one or more presidents, vice presidents, treasurers, assistant treasurers and assistant secretaries. Any or all such signatures may be facsimiles. In the event that any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(c) If the Board chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issuance or transfer of shares without certificates, send the stockholder of the Corporation a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided, however, that the use of such system by the Corporation is permitted by applicable law.

Section 5.02 Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued; provided, however, that such surrender shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.

Section 5.03 Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.04 Lost, Stolen or Destroyed Certificates. The Corporation may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate. When authorizing such issue of a new certificate or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01 Seal. The Corporation may adopt a corporate seal, which shall be adopted (and may be revised from time to time) by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board.

Section 6.02 Fiscal Year. The fiscal year of the Corporation shall end on April 30 of each year or such other date as may be fixed from time to time by the Board.

Section 6.03 Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 6.03, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 6.04 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases) at such place or places, whether inside or outside of the State of Delaware; provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with

Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 6.05 Emergency Bylaws. This Section 6.05 shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or any other similar emergency condition (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, if a quorum cannot be readily convened for a meeting, the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors of the Corporation to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the Corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

Section 6.06 Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE VII

INDEMNIFICATION, ADVANCEMENT OF EXPENSES AND INSURANCE

Section 7.01 Right to Indemnification In Proceedings Other than Proceedings by or in the Right of the Corporation. Each person who was or is made a party or is threatened to be made a party to or participant in, or otherwise becomes involved in, any Proceeding (as defined below), other than a Proceeding by or in the right of the Corporation, shall be indemnified by the Corporation to the Fullest Extent Permitted By Applicable Law (as defined below) against all Losses (as defined below) and Expenses (as defined below) actually and reasonably incurred by such person, or on such person’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 7.02 Right to Indemnification in Proceedings by or in the Right of the Corporation. Each person who was or is made a party or is threatened to be made a made a party to or participant in, or otherwise becomes involved in, any Proceeding brought by or in the right of the Corporation shall be indemnified by the Corporation to the Fullest Extent Permitted By Applicable Law against all Expenses actually and reasonably incurred by such person, or on such person’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Chancery Court of the State of Delaware or the court in which such Proceeding was brought shall determine that such person is fairly and reasonably entitled to such indemnification.

Section 7.03 Indemnification of Expenses. To the extent that the Indemnitee (as defined below) is successful, on the merits or otherwise, in defense of any Proceeding, the Indemnitee shall be indemnified to the Fullest Extent Permitted By Applicable Law, against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 7.03 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.04 Advancement of Expenses. The Corporation shall advance, to the Fullest Extent Permitted By Applicable Law, all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 30 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee. The Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of an Indemnification Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced by the Corporation, if and only to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation. Unless otherwise determined by the Board, no other form of undertaking shall be required other than the execution of an Indemnification Agreement. Any advances and undertakings to repay pursuant to the Indemnification Agreement shall be unsecured and interest free.

Section 7.05 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of another Enterprise (as defined below), against any Expenses or Losses asserted against them and incurred by them in any such capacity, or arising out of their Corporate Status, whether or not the Corporation would have the power to indemnify such person against such Expenses or Losses under the DGCL.

Section 7.06 Service for Subsidiaries. Any person serving as a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of any Enterprise, at least 50% of whose equity interests are owned, directly or indirectly, by the Corporation shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 7.07 Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain, at the request of the Corporation, a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of any Enterprise, shall be conclusively presumed to have relied on the rights to indemnity, advancement of Expenses and other rights contained in this Article VII in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advancement of Expenses conferred in this Article VII shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment or repeal of this Article VII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not eliminate, reduce or otherwise adversely affect any such right or protection with respect to any Proceeding involving any action or omission that occurred or allegedly occurred prior to such amendment or repeal.

Section 7.08 Contract Rights; Continuation of Rights of Indemnification; Rights Subject to Indemnification Agreement. All rights to indemnification and advancement of Expenses under this Article VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. The rights to indemnification and to the advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, agreement, vote of stockholders or disinterested directors or otherwise; provided that, if the Indemnitee and the Corporation are parties to an Indemnification Agreement, for so long as such Indemnification Agreement is in effect, the rights and obligations of the Corporation and the Indemnitee with respect to indemnification and the advancement of Expenses under such Indemnification Agreement shall supersede and replace the rights to indemnification and advancement provided to such Indemnitee under these Bylaws, and such Indemnitee shall have no rights of indemnification and to the advancement of expenses except as provided in such Indemnification Agreement, which are incorporated into these Bylaws by reference and made a part hereof.

Section 7.09

(a) Savings Clause. To the Fullest Extent Permitted By Applicable Law, if this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance Expenses to each person entitled to indemnification under this Article VII as to all Expenses and Losses actually and reasonably incurred or suffered by such person and for which indemnification and advancement of Expenses is available to such person pursuant to this Article VII to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated. Any repeal or amendment of this Article VII or, to the Fullest Extent Permitted By Applicable Law, repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way eliminate, reduce or otherwise adversely affect any rights to indemnification and advancement of Expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions or omissions that occurred or alleged to have occurred prior to the final adoption of such repeal, amendment or modification.

(b) Definitions. Solely for the purpose of this Article VII:

(i) “Corporate Status” means the status of a person who is or was a director or officer, of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of any other Enterprise.

(ii) “Enterprise” means the Corporation and any corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise that the Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, manager, employee, agent or fiduciary.

(iii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(iv) “Expenses” means all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in, or otherwise participating in, a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and any federal, state, local or foreign taxes imposed on a person as a result of the actual or deemed receipt of any payments under this Article VII, as well as all reasonable attorneys’ fees and all other expenses incurred by or on behalf of the Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Article VII. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(v) “Fullest Extent Permitted By Applicable Law” includes, but is not limited to: (i) to the fullest extent permitted by the applicable provision of the DGCL, or the corresponding provision of any amendment to or replacement of the DGCL, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted hereafter that increase the extent to which a corporation may indemnify its directors and officers.

(vi) “Indemnitee” means a person entitled to be indemnified by the Corporation pursuant to Article VII of these Bylaws.

(vii) “Indemnification Agreement” means any agreement between the Corporation and an Indemnitee providing Indemnitee with rights to indemnification and advancement of expenses incurred in defending any Proceeding brought against the Indemnitee by virtue of Indemnitee’s Corporate Status, whether now existing or hereafter entered into.

(viii) “Losses” means all liabilities, judgments, fines, penalties, costs, losses, excise taxes or penalties under ERISA, amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such liabilities, losses, judgements, fines, excise taxes, penalties and costs) and other amounts that the Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of the Indemnitee’s Corporate Status.

(ix) Any references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any Indemnitee shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

(x) Any reference to an “officer” of the Corporation shall be deemed to refer exclusively to the Chief Executive Officer, , the Chief Financial Officer, the General Counsel and the Corporate Secretary appointed pursuant to Article IV of these Bylaws, and to any other officers of the Corporation appointed by the Board pursuant to Article IV of these Bylaws, including, without limitation, any “executive officer” or “Section 16 officer,” and any reference to an officer of any other Enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other Enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other Enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other Enterprise for purposes of this Article VII.

(xi) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise, by reason of the Indemnitee’s Corporate Status or by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee’s part while acting in the Indemnitee’s Corporate Status, in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under these Bylaws, but excluding one initiated by an Indemnitee to enforce the Indemnitee’s rights under this Article VII.

ARTICLE VIII

AMENDMENTS

Section 8.01 Amendments. In furtherance and not in limitation of the powers conferred by law, these Bylaws may be amended, altered or repealed, and new bylaws may be made by, (i) the Board or (ii) the stockholders by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of the Corporation entitled to vote thereon, voting together as a single class, which vote shall be in addition to any vote of the holders of any class or series of shares of the Corporation required in the Certificate of Incorporation; provided that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article II of these Bylaws, except as otherwise required by law.